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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Lyondell Chemical Company of the following reports, which appear in Lyondell Chemical Company's Annual Report on Form 10-K for the year ended December 31, 2001.

.. Our report dated March 8, 2002 on our audits of the consolidated financial statements of Lyondell Chemical Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

.. Our report dated February 4, 2002 on our audits of the financial statements of LYONDELL-CITGO Refining LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

.. Our report dated March 8, 2002 on our audits of the consolidated financial statements of Equistar Chemicals, LP as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

     We also consent to the incorporation by reference in this Registration Statement of our report dated June 28, 2001 relating to the financial statements, which appears in the Annual Report of Lyondell Chemical Company 401(K) and Savings Plan on Form 11-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 4, 2002